SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 30, 2008

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	033-10456	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Youpeng Road, Qufu, Shandong, China 273100

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

((86) 537-4424999)

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 30, 2008, Sunwin International Neutraceuticals, Inc.’s (the “Company”) wholly owned subsidiary, QuFu Natural Green Engineering Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Qufu Natural Green”) entered into an Acquisition Agreement (the “Agreement”) with Qufu Shengwang Stevia Biology and Science Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Qufu Shengwang”) and its shareholder Shandong Shengwang Group Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Shandong”). QuFu Shengwang was formed as a foreign invested entity in June 2007 with registered capital of $3,000,000. Qufu Shengwang sells stevia feed additives and agricultural organic fertilizers and bio fertilizers which it manufactures in a production facility which it owns in China.

Under the terms of the Agreement, Qufu Natural Green will acquire Shadong’s 60% interest in Qufu Shengwang for a price of $7,016,200 which it will pay in cash at closing (the “Qufu Shengwang Acquisition”). Shandong is owned by Laiwang Zhang, the Company’s president and chairman of the board of directors. The purchase price of the Qufu Shengwang Acquisition represents 60% of the value of the net tangible assets of Qufu Shengwang of $11,693,666 as of April 30, 2008 as determined by an independent audit prepared in accordance with generally accepted accounting principles in the United States.

The Company is utilizing its cash on hand to acquire the 60% interest in Qufu Shengwang. Upon completion of the Qufu Shengwang Acquisition, Shandong will purchase up to 29,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.25 per share no later than July 31, 2008. The number of shares which Shandong may purchase from the Company represents approximately 32% of the issued and outstanding Common Stock of the Company (the “Qufu Shengwang Sale”).

Item 3.02	Unregistered Sales of Equity Securities.

On June 30, 2008, the Company entered into a Stock Sale and Purchase Agreement with Shandong to purchase up to 29,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.25 per share, representing approximately 32% of the issued and outstanding Common Stock of the Company (the “Shandong Stock Sale”). The Shandong Stock Sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the Shandong Stock Sale. The sale of the Shares pursuant to Shandong, when completed, will qualify for exemption under Section 4(2) of the Securities Act of 1933 since the sale by the Company did not involve a public offering. Shandong is a sophisticated investor and had access to information normally provided in a prospectus regarding the Company. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. The Company did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, Shandong had the necessary investment intent as required by Section 4(2) since Shandong agreed to allow the Company to include a restrictive legend on any of the Shares acquired stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company will have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction when such transaction is completed.

Item 9.01	Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	The following exhibits are filed with this Current Report:

10.13	Acquisition Agreement by and among QuFu Natural Green Engineering Co., Ltd. and Qufu Shengwang Stevia Biology and Science Co., Ltd. and Shandong Shengwang Group, Co., Ltd.
10.14	Stock Sale And Purchase Agreement between Sunwin International Neutraceuticals, Inc. and Shandong Shengwang Group Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

Date: June 30, 2008	By: /s/ Dongdong Lin
Dongdong Lin
Chief Executive Officer